UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2010

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12404 Park Central Drive, Suite 400

Dallas, Texas 75251

(Address of principal executive offices) (zip code)

(214) 224-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2010, with retroactive effect to August 1, 2010, CornerWorld Corporation (the "Company") and its Chief Financial Officer, V. Chase McCrea III, entered into an employment agreement (the "Agreement").

Mr. McCrea has served as the Company's Chief Financial Officer since being appointed as such by the Board of Directors of the Company on September 18, 2009. The terms of the Agreement, among other things, provide for an annual base salary of $165,000, eligibility for an annual bonus of up to 25% of the annual base salary, 180 days of severance if the Company terminates the Agreement without cause, as defined, and a grant of 200,000 stock options at a strike price of $0.20 per share.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between CornerWorld Corporation and V. Chase McCrea III, effective August 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CornerWorld Corporation

Dated: October 12, 2010	By:	/s/ V. Chase McCrea III V. Chase McCrea III Chief Financial Officer